Exhibit 99.1

June 16, 2025

Vuzix Achieves Waveguide Production and Yield Targets and Receives $5 Million Second Tranche Investment from Quanta Computer

ROCHESTER, N.Y., June 16, 2025 /PRNewswire/ -- Vuzix® Corporation (NASDAQ: VUZI), ("Vuzix" or the "Company"), a leading supplier of AI-powered smart glasses, advanced waveguides, and augmented reality (AR) technologies, today announced the receipt of a $5 million second tranche investment from Quanta Computer (TWSE: 2382), a premier global ODM and strategic partner. This latest investment brings Quanta's total investment in Vuzix to $15 million out of an anticipated total of $20 million, as previously announced on September 3, 2024.

"The completion of this second tranche investment marks another important milestone in strengthening our partnership with Quanta and expanding the capabilities of our cutting- edge waveguide production facility," said Paul Travers, President and CEO of Vuzix. "With this funding, we are further enhancing our state-of-the-art waveguide manufacturing capabilities, positioning Vuzix to deliver the world's most affordable, lightweight, and performance-driven AI smart glasses for mass-market adoption. We are excited about the continued collaboration and innovation ahead with a partner as respected as Quanta."

The foregoing description of Quanta's investment is qualified in its entirety by reference to the Current Report on Form 8-K, filed with the Securities and Exchange Commission on

June 16, 2025.

About Vuzix Corporation

Vuzix is a leading designer, manufacturer and marketer of AI-powered Smart Glasses, Waveguides and Augmented Reality (AR) technologies, components and products for the enterprise, medical, defense and consumer markets. The Company's products include head- mounted smart personal display and wearable computing devices that offer users a portable high-quality viewing experience, provide solutions for mobility, wearable displays and augmented reality, as well OEM waveguide optical components and display engines. Vuzix holds more than 425 patents and patents pending and numerous IP licenses in the fields of optics, head-mounted displays, and the augmented reality wearables field. The Company has won Consumer Electronics Show (or CES) awards for innovation for the years 2005 to 2024 and several wireless technology innovation awards among others. Founded in 1997, Vuzix is a public company (NASDAQ: VUZI) with offices in: Rochester, NY; and Kyoto and Okayama, Japan. For more information, visit the Vuzix website, X and Facebook pages.

Forward-Looking Statements Disclaimer

Certain statements contained in this news release are "forward-looking statements" within the meaning of the Securities Litigation Reform Act of 1995 and applicable Canadian securities laws. Forward-looking statements contained in this release include, without limitation, statements that relate to potential impact of investments, the completion of the third investment tranche, Vuzix Smart Glasses, our business relationship and future business opportunities with Quanta Computer and their customers and the Company's leadership in the Smart Glasses and AR display industry. They are generally identified by words such as "believes," "may," "expects," "anticipates," "should" and similar expressions. Readers should not place undue reliance on such forward-looking statements, which are based upon the Company's beliefs and assumptions as of the date of this release. The Company's actual results could differ materially due to risk factors and other items described in more detail in the "Risk Factors" and MD&A sections of the Company's Annual Reports and other filings with the United States Securities and Exchange Commission and applicable Canadian securities regulators (copies of which may be obtained at www.sedar.com or www.sec.gov). Subsequent events and developments may cause these forward-looking statements to change. The Company specifically disclaims any obligation or intention to update or revise these forward-looking statements as a result of changed events or circumstances that occur after the date of this release, except as required by applicable law.

Vuzix Media and Investor Relations Contact:

Ed McGregor, Director of Investor Relations,

Vuzix Corporation

ed_mcgregor@vuzix.com

Tel: (585) 359-5985

Vuzix Corporation, 25 Hendrix Road, West Henrietta, NY 14586 USA,

Investor Information – IR@vuzix.com www.vuzix.com

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SOURCE Vuzix Corporation